Filed Pursuant to Rule 424(b)(5)

Registration No. 333-279927

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 3, 2024)

Monogram Technologies Inc.

Up to 4,444,445 units

Each unit consisting of one share of 8.00% Series D Convertible Cumulative Preferred Stock

(the “Series D Preferred Stock”) and one Common Stock Purchase Warrant

4,444,445 shares of common stock issuable upon conversion of the Series D Preferred Stock;

shares of common stock underlying the PIK dividends on the Series D Preferred Stock; and

up to 4,444,445 shares issuable upon exercise of the warrants

This is an offering by Monogram Technologies Inc. (the “Company”, “we” or “us”) on a “best-efforts” basis of up to a maximum of 4,444,445 units at a price per units of $2.25 Each unit consists of (a)  one share of our 8.00% Series D Convertible Cumulative Preferred Stock (the “Series D Preferred Stock”) and (b) one common stock purchase warrant to purchase one share of our common stock, $0.001 par value per share (the “Common Stock”), for a total of 4,444,445 shares of our Series D Preferred Stock and warrants to purchase up to an aggregate of 4,444,445 shares of our Common Stock (and shares of Common Stock underlying shares of Series D Preferred Stock, PIK dividends on Series D Preferred Stock, and all such warrants), , for a maximum offering amount of $10,000,000.

At any time after issuance, our Series D Preferred Stock is convertible into 1 (one) shares of our Common Stock at the option of the holder of such Series D Preferred Stock. At any time after issuance upon the occurrence of any of the foregoing events, the Company shall have a right to direct the mandatory conversion of the Series D Preferred Stock: (a) a change in control, (b) if the closing price of the Common Stock closes at or above $3.375 per share for 10 consecutive trading days, or (c) if the Company consummates a firm commitment public offering of Common Stock for gross proceeds of at least $15 million at an offering price per share equal to or greater than $3.375. The shares underlying the Series D Preferred Stock will be registered in this offering. We will pay, when legally permitted, cumulative dividends on the Series D Preferred Stock, in cash or in kind, from, and including, the date of original issuance, in the amount of $0.18 per share each year, which is equivalent to 8.00% of the $2.25 liquidation preference per share of the Series D Preferred Stock. Dividends on the Series D Preferred Stock will be payable quarterly in arrears, on or about the 15th day of January, April, July and October of each year (or, if not on a business day, on the next succeeding business day). The first dividend on the shares of the Series D Preferred Stock sold in this offering will be paid on or about October 15, 2024. Dividends may be paid in cash or in kind in the form of common stock of the Company equal to the closing price of common stock on the last day of the most recent calendar quarter at the Company’s discretion. The Series D Preferred Stock and the Common Stock differ in other characteristics including voting rights.

The units have no stand-alone rights and will not be certified or issued as stand-alone securities. The warrants will be exercisable at any time from the date of issuance through the first anniversary of the date of this prospectus supplement, unless earlier redeemed. Each common stock purchase warrant is exercisable to purchase one share of our Common Stock at an exercise price of $3.375 per share (150% of the public offering price of the unit). The shares of our Series D Preferred Stock and the warrants are immediately separable and will be issued and tradeable separately, but will be purchased together as a unit in this offering.

There is no existing public trading market for the Series D Preferred Stock. We do not intend to apply for listing of the Series D Preferred Stock or the common stock purchase warrants on a national securities exchange or quoted on an over the counter market.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MGRM”. On June 24, 2024, the closing price of our Common Stock as reported on Nasdaq was $2.16 per share.

The lead selling agent for this offering is Digital Offering, LLC (“Digital Offering” or “Lead Selling Agent”). The Lead Selling Agent is not required to sell any specific number or dollar amount of the units but will use its “reasonable best efforts” to sell the units offered. The minimum permitted purchase is generally $1,350 but purchases of less than $1,350 may be made in our sole discretion. We may terminate this Offering at any time.

	Price to Public	Selling Agent Commissions(1)	Proceeds to issuer(2)
Per Unit	$2.25	$0.1305	$2.1195
Total Maximum(3)	$10,000,000	$870,000	$14,130,000

1.	We will pay a commission of 5.80% per unit to the Lead Selling Agent. The Lead Selling Agent may engage one or more sub-agents or selected dealers to assist in its marketing efforts.. See “Plan of Distribution” on page S-24 for details of compensation payable to the Lead Selling Agent in connection with the offering.
2.	Before deducting expenses of the offering, which are currently estimated to be approximately $165,000. See the section captioned “Plan of Distribution” for details regarding the compensation payable in connection with this offering. This amount represents the proceeds of the offering to us, which will be used as set out in the section captioned “Use of Proceeds.”
3.	Assumes all units were sold.

Investing in our securities involves risks. See “Risk Factors” on page S-10 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 25, 2024.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts and is part of the registration statement (No. 333-279927) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus dated June 3, 2024, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date for example, a document incorporated by reference in the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the dates when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the Lead Selling Agent have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus and any free writing prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, the accompanying prospectus and any free writing prospectus.

This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, the accompanying prospectus and any free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. We are not, and the Lead Selling Agent is not, offering to sell, and seeking offers to buy, shares of our securities in jurisdictions where offers and sales are prohibited. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement, the accompanying prospectus or any free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus to that jurisdiction.

Unless otherwise stated, all references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “Monogram,” “Monogram Technologies,” “the Company” and similar designations refer, collectively, to Monogram Technologies Inc.

Market data and industry statistics and forecasts used throughout this prospectus supplement are based on the good faith estimates of management, which in turn are based upon management’s reviews of independent industry publications, reports by market research firms, and other independent and publicly available sources. Although we are not aware of any misstatements regarding the industry data that we present in this prospectus supplement, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, incorporated by reference in this prospectus supplement, as well as the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” section of this prospectus supplement and our subsequent filings with the SEC also incorporated by reference herein.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, trade names and service marks appearing in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement may be referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein contain or incorporate by reference forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements, including statements regarding our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management. Forward-looking statements, in some cases, can be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” project,” “target,” “tend to,” or the negative version of these words and similar expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the heading “Risk Factors” contained or incorporated in this prospectus supplement and in any related prospectus supplement or free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements contained or incorporated in this prospectus supplement and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus supplement. Given these uncertainties, you should not place undue reliance on any forward-looking statement. The following factors are among those that may cause such differences:

●	our current views with respect to our business strategy, business plan and research and development activities the progress of our product development programs, including clinical testing and the timing of commencement and results thereof;
●	our ability to protect our intellectual property and to develop, maintain and enhance a strong brand;
●	our projected operating results, including research and development expenses;
●	our ability to obtain 510(k) clearance;
●	our ability to advance our technologies into product candidates;
●	our ability to obtain additional funding via the sale of equity and/or debt securities, a strategic transaction or otherwise;
●	our enhancement and consumption of current resources along with ability to obtain additional funding;
●	our current view regarding general economic and market conditions, including our competitive strengths;
●	uncertainty and economic instability resulting from conflicts, military actions, terrorist attacks, natural disasters, public health crises, including the occurrence of a contagious disease or illness such as the COVID-19 pandemic, cyber-attacks and general instability;
●	our ability to meet the continued listing standards of Nasdaq;
●	assumptions underlying any of the foregoing; and
●	any other statements that address events or developments that we intend or believe will or may occur in the future.

These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those set forth in Part I, Item 1A – “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023, and any risks contained in any other documents incorporated by reference herein. Any forward-looking statement in this prospectus supplement reflects our current view with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, industry, and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference may also contain estimates, projections, and other information concerning our industry, our business, and the markets for certain technologies, including data regarding the estimated size of those markets, their projected growth rates, and the incidence of certain medical conditions. Information that is based on estimates, forecasts, projections, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies, and similar data prepared by third parties, industry, medical and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and any free writing prospectus and in the documents we incorporate by reference herein and therein. This summary does not contain all of the information you should consider before investing in our securities You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, carefully, especially the risks of investing in our securities discussed under “Risk Factors” beginning on page S-10 of this prospectus supplement and the “Risk Factors” section of our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q . You should also consider any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference in this prospectus supplement along with our consolidated financial statements and notes to those consolidated financial statements, before making an investment decision.

Overview of the Company

Monogram Technologies Inc. was incorporated under the laws of the State of Delaware on April 21, 2016, as “Monogram Arthroplasty Inc.” On March 27, 2017, the Company changed its name to “Monogram Orthopaedics Inc.” On May 15, 2024, the Company changed its name to “Monogram Technologies Inc.” Monogram Technologies is an AI-driven robotics company focused on improving human health, with an initial focus on orthopedic surgery. The Company is developing a product solution architecture to enable patient-optimized orthopedic implants at scale by combining 3D printing, advanced machine vision, AI and next-generation robotics.

Monogram's mBôs precision robotic surgical system is designed to autonomously execute optimized paths for high-precision insertion of its FDA-cleared mPress press-fit implants. The goal is well balanced better-fitting bone sparing knee replacements. The Company initially intends to produce and market robotic surgical equipment and related software, orthopedic implants, tissue ablation tools, navigation consumables, and other miscellaneous instrumentation necessary for reconstructive joint replacement procedures. Other clinical and commercial applications for the mBôs with mVision navigation are also being explored.

Monogram has obtained FDA clearance for mPress implants. Monogram currently plans to apply for 510(k) clearance for its robotic products in the second half of 2024. The Company is required to obtain FDA clearance before it can market its products. Monogram cannot estimate the timing or assure the ability to obtain such clearances.

The Company believes that its mBôs precision robotic surgical assistants, which combine AI and novel navigation methods (mVision), will enable more personalized knee implants for patients, resulting in well balanced better-fitting knee replacements with bone sparing implants. Monogram anticipates that there may be other clinical and commercial applications for its navigated mBôs precision robot and mVision navigation.

Emerging Growth Company and Smaller Reporting Company Status

As an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we :

●	are not required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	are not required to obtain a non-binding advisory vote from our members on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the Offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our limited liability company membership interests held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we also qualify as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Additional Information

For additional information related to our business and operations, please refer to the annual and quarterly reports incorporated herein by reference, as described under the caption “Incorporation of Documents by Reference” on page S-25 of this prospectus.

Corporate Information

Monogram Technologies Inc. was incorporated under the laws of the State of Delaware on April 21, 2016. Our offices are located at 3913 Todd Lane, Suite 307, Austin, TX 78744. Our Company website is www.monogramtechnologies.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

THE OFFERING

Securities offered by the Company	A “best-efforts” offering of up to 4,444,445 units, each unit consisting of one share of our Series D Preferred Stock and one warrant to purchase one share of our Common Stock. The shares of our Series D Preferred Stock and the warrants are immediately separable and will be issued and tradeable separately but will be purchased together as a unit in this offering. The minimum permitted purchase is generally $1,350 but purchases of less than $1,350 may be made in our sole discretion.

Unit Offering Price	$2.25 per unit

Series D Preferred Stock Ranking	The Series D Preferred Stock will rank, as to dividend rights and rights upon our liquidation, dissolution, or winding up: (i) senior to all classes or series of our Common Stock. The terms of the Series D Preferred Stock will not limit our ability to (i) incur indebtedness or (ii) issue additional equity securities that are equal or junior in rank to the shares of our Series D Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up.

Series D Preferred Stock Dividend Rate

We will pay cumulative quarterly dividends on the Series D Preferred Stock, when and as declared by the Board of Directors, at the rate of 8.00% of the $2.25 liquidation preference per share per year (computed on the basis of a 360-day year consisting of twelve 30-day months).. Dividends, at the Company’s discretion, may be paid in cash or in kind in the form of common stock of the Company equal to the closing price of common stock on the last day of the most recent calendar quarter.

Dividends will be payable quarterly in arrears, on or about the 15th day of January, April, July and October, beginning on or about October 15, 2024; provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the immediately preceding or next succeeding business day, and if paid on the next succeeding business day, no interest, additional dividends or other sums will accumulate on the amounts so payable for the period from and after that dividend payment date to the next succeeding business day. Dividends will accumulate and be cumulative from, and including, the date of original issuance, which is expected to be on or after June 26 , 2024. The first dividend, which is scheduled to be paid on October 15, 2024 in the amount of $0.1825 per share of Series D Preferred Stock (will be for more than a full quarter and will cover the period from, and including, the first date we issue and sell the Series D Preferred Stock through, but not including, September 30, 2024. Dividends on the Series D Preferred Stock will continue to accumulate whether or not (i) any of our agreements prohibit the current payment of dividends, (ii) we have earnings or funds legally available to pay the dividends, or (iii) our Board of Directors does not declare the payment of the dividends.

Series D Preferred Stock Liquidation Preference	The liquidation preference for each share of our Series D Preferred Stock is $2.25. Upon a liquidation, dissolution or winding up of our company, holders of shares of our Series D Preferred Stock will be entitled to receive the liquidation preference with respect to their shares plus an amount equal to any accrued but unpaid dividends (whether or not declared) to, but not including, the date of payment with respect to such shares.

Series D Preferred Maturity Date	The shares of our Series D Preferred Stock have no maturity date, and we will not be required to redeem shares of our Series D Preferred Stock at any time except as otherwise described below under the caption “Series D Preferred Stock Call and Put Rights.” Accordingly, the shares of our Series D Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our call right, the holder of the Series D Preferred Stock exercises his put right.

Series D Preferred Stock Optional Conversion	At any time after issuance, our Series D Preferred is convertible into 1 (one) share of our Common Stock at the option of the holder. The shares underlying the Series D Preferred will be registered in this offering.

Series D Preferred Stock Mandatory Conversion	At any time after issuance upon the occurrence of any of the foregoing events, the Company shall have a right to direct the mandatory conversion of the Series D Preferred Stock: (a) a change in control, (b) if the closing price of the Common Stock closes at or above $3.375 per share for 10 consecutive trading days, or (c) if the Company consummates a firm commitment public offering of Common Stock for gross proceeds of at least $15 million at an offering price per share equal to or greater than $3.375.

Series D Preferred Stock Call and Put Rights	To and including the 180th day from final closing, we may, at our option, redeem the Series D Preferred Stock, in whole or in part, by paying a redemption price of $4.50 per share, plus any accrued and unpaid dividends to the date of redemption. Beginning on the 181st day after the final closing to, and but not including, the 3rd anniversary of the final closing the redemption price shall decrease to $3.9375, plus any accrued and unpaid dividends to the date of redemption. From and after the third anniversary of the final closing, the redemption price shall be equal to 150% of the unit offering price ($3.375 per share), plus any accrued and unpaid dividends to the date of redemption. Correspondingly, beginning on the third anniversary of the final closing, each holder of shares of our Series D Preferred Stock shall have a right to put the shares of the Series D Preferred Stock held by such holder back to us at a put price equal to 150% of the original unit offering price ($3.375 per share).

Series D Preferred Stock Limited Voting Rights	Holders of the Series D Preferred Stock generally will have no voting rights. However, if we do not pay dividends on any outstanding shares of Series D Preferred Stock for six or more quarterly dividend periods (whether or not declared or consecutive), holders of the Series D Preferred Stock (voting separately as a class with all other outstanding series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to the Board of Directors to serve until all unpaid dividends have been fully paid or declared and set apart for payment. In addition, certain material and adverse changes to the terms of the Series D Preferred Stock cannot be made without the affirmative vote of holders of at least a majority of the outstanding shares of Series D Preferred Stock, voting as a separate class.

Common Stock Purchase Warrants	The common stock purchase warrants will be exercisable at any time beginning 180 days from the date of issuance until the fifteen month anniversary of the date of this prospectus supplement, unless earlier redeemed. Each warrant is exercisable to purchase one share of our Common Stock at an exercise price of $3.375 per share (150% of the public offering price of the unit).

Listing	Neither the Series D Preferred Stock nor the common stock purchase warrants shall be listed on a national securities exchange or quoted on an over the counter market. .

Beneficial Ownership Limitation	Notwithstanding anything herein to the contrary, the Company shall not effect (i) any conversion of Series D Preferred Stock or (ii) exercise of any Common Stock Purchase Warrant, and a holder shall not have the right to (i) convert any portion of Series D Preferred Stock or (ii) exercise any Common Stock Purchase Warrant, to the extent that, after giving effect to an attempted conversion set forth on an applicable conversion notice or exercise notice, such attempted conversion or exercise would result in the holder (together with such holder’s affiliates, and any other person whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable regulations of the Commission, including any “group” of which the holder is a member (the foregoing, “Attribution Parties”) beneficially owning a number of shares of Common Stock in excess of 19.99% (the “Beneficial Ownership Limitation”)

Use of Proceeds	We estimate that our net proceeds from the sale of units in this offering will be approximately $9,420,000, after deducting underwriting discounts and commissions but excluding offering expenses payable by us. We intend to use our net proceeds to fund new technology development, new machines-in-network, general corporate and business purposes, and potential acquisitions. See “Use of Proceeds” on page S-13.

Material Tax Considerations	You should consult your tax advisors concerning the U.S. federal income tax consequences of owning our Series D Preferred Stock in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

Risk Factors	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in shares of our Series D Preferred Stock.

Transfer Agent	Equity Stock Transfer, LLC

Unless otherwise noted, number of shares of our common stock to be outstanding after this offering is based on 31,633,995 shares of our common stock issued and outstanding as March 31, 2024, and excludes as of June 24, 2024:

●	Outstanding stock options (which includes unvested stock options) of the Company exercisable into 4,899,202 shares of common stock.

●	36,380 shares of common stock sold pursuant to the Stock Purchase Agreement, dated July 19, 2024, between the Company and B. Riley Principal Capital, II LLC.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should consider carefully the risks described below and under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement, together with the other information contained in this prospectus supplement, the accompanying prospectus and in our other filings with the SEC that we have incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to this Offering

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for our units may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our units is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors has determined the offering price in its sole discretion. The fixed offering price for our units has not been based on appraisals of any assets we own or may own, or of our company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for our units may not be supported by the current value of our company or our assets at any particular time.

We may amend our business policies without stockholder approval.

Our board of directors determines our growth, investment, financing, capitalization, borrowing, operations and distributions policies. Although our board of directors has no intention at present to change or reverse any of these policies, they may be amended or revised without notice to holders of our Series D Preferred Stock. Accordingly, holders of our series D Preferred stock will not have any control over changes in our policies.

Investors in this Offering will suffer immediate and substantial dilution of their investment.

If you purchase our Units in this offering, you will pay more for your shares of Series D Preferred Stock than our as adjusted net tangible book value per share. Based upon a public offering price of $2.25 per unit, you will incur immediate and substantial dilution of approximately $1.72 per share, representing the difference between our public offering price and our as adjusted net tangible book value per share.

Our management team will have broad discretion over the use of the net proceeds from our sale of the units, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from our sale of the units, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Our Sixth Amended and Restated Certificate of Incorporation includes a forum selection provision, which could result in less favorable outcomes to the plaintiff(s) in any action against our Company.

Our Sixth Amended and Restated Certificate of Incorporation includes a forum selection provision that requires any claims against the Company by stockholders not arising under the federal securities laws to be brought in the Court of Chancery State in the state of Delaware. This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims.

Our ability to use our net operating loss carryforwards may be limited.

As of December 31, 2023, the Company had net operating loss (“NOL”) carryforwards of approximately $7,487,000 for federal income tax purposes. Utilization of these NOLs depends on many factors, including the Company’s future income, which cannot be assured. Under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and corresponding provisions of state law, if a corporation undergoes an “ownership change,” which is generally defined as a greater than 50% change, by value, in its equity ownership by 5% stockholders over a three-year period, the corporation’s ability to use its pre-change NOLs and other pre-change tax attributes to offset its post-change income may be limited. In addition, as a result of Tax Cuts and Jobs Act of 2017 (as modified by the Coronavirus Aid, Relief, and Economic Security Act of 2020), federal NOLs incurred in 2018 and in future years may be carried forward indefinitely, subject to the limitations, and deductibility of federal NOLs generally may be limited as set forth in the Code.

We cannot assure you that we will ever be able to pay cash dividends.

Our ability to pay cash dividends on our Series D Preferred Stock is dependent on our ability to operate profitably and to generate cash from our operations and the operations of our operating businesses. We cannot guarantee that we will ever be able to pay cash dividends on our Series D Preferred Stock and may only be able to issue dividends in shares of our Common Stock.

We may not have sufficient cash from our operations to enable us to pay dividends on our Series D Preferred Stock following the payment of expenses.

Although dividends on the Series D Preferred Stock will be cumulative (but not compounding), our board of directors must approve the actual payment of the dividends. We will pay quarterly dividends on our Series D Preferred Stock from funds legally available for such purpose when, as and if declared by our board of directors or any authorized committee thereof. Our board of directors can elect at any time or from time to time, and for an indefinite duration, not to pay any or all accumulated dividends. Our board of directors could do so for any reason. We may not have sufficient cash available each quarter to pay dividends. The amount of dividends we can pay depends upon the amount of cash we generate from and use in our operations, which may fluctuate significantly based on, among other things:

● the level of our revenues and our results of operations;

● prevailing economic and political conditions;

● the effect of governmental regulations on the conduct of our business;

● our ability to service and refinance any future indebtedness; and

● our ability to raise additional funds through future offerings of securities to satisfy our capital needs.

In addition, if payment of dividends on the Series D Preferred Stock for any dividend period would cause us to fail to comply with any applicable law, including the requirement under the Delaware General Corporation Law that dividends be paid out of surplus or net profits, we will not declare or pay a dividend for such dividend period. Our ability to pay dividends on the Series D Preferred Stock may also be restricted or prohibited by the terms of any senior equity securities or indebtedness. The instruments governing the terms or future financings or refinancing of any borrowings may contain covenants that restrict our ability to pay dividends on the Series D Preferred Stock. The Series D Preferred Stock places limited restrictions on our ability to incur indebtedness with such restrictive covenants. In the event that the payment of a dividend on the Series D Preferred Stock would cause us to fail to comply with any applicable law or would be restricted or prohibited by the terms of any senior equity securities or indebtedness, holders of the Series D Preferred Stock will not be entitled to receive any dividend for that dividend period, and the unpaid dividend will cease to accrue or be payable.

We cannot assure you that we will be able to redeem our Series D Preferred Stock.

Our ability to redeem on our Series D Preferred Stock is dependent on our ability to operate profitably and to generate cash from our operations and the operations of our operating businesses or from raising additional capital. We cannot guarantee that we will be able to redeem our Series D Preferred Stock and may only be able to offer investors the ability to convert shares of Series D Preferred Stock into shares of our Common Stock.

We may issue additional debt and equity securities, which are senior to our Series D Preferred Stock as to distributions and in liquidation, which could materially adversely affect the value of the Series D Preferred Stock.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is secured by all or up to all of our assets, or issuing debt or equity securities, which could include issuances of commercial paper, medium-term notes, senior notes, subordinated notes or shares. In the event of our liquidation, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to our stockholders. Any preferred securities, if issued by our company, may have a preference with respect to distributions and upon liquidation that is senior to the preference of the Series D Preferred Stock, which could further limit our ability to make distributions to our stockholders. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing.

Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your Series D Preferred Stock. In addition, we can change our leverage strategy from time to time without approval of holders of our preferred stock or Common Stock, which could materially adversely affect the value of our preferred stock, including the Series D Preferred Stock.

We are not required to raise any minimum amount in this offering before we may utilize the funds received in this offering. Investors should be aware that there is no assurance that any monies beside their own will be invested in this Offering.

Because there is no minimum amount of subscriptions which we must receive before accepting funds in the offering, you will not be assured that we will have sufficient funds to execute our business plan or satisfy its working capital requirements and will bear the risk that we will be unable to secure the funds necessary to meet our current and anticipated financial obligations.

This offering is being conducted on a “best efforts” basis without a minimum and we may not be able to execute our growth strategy if the $10,000,000 maximum is not sold.

If you invest in our Series D Preferred Stock and less than all of the offered shares of our Series D Preferred Stock are sold, the risk of losing your entire investment will be increased. We are offering our Series D Preferred Stock on a “best efforts” basis without a minimum, and we can give no assurance that all of the offered Series D Preferred Stock will be sold. If less than $10,000,000 of Series D Preferred Stock shares offered are sold, we may be unable to fund all the intended uses described in this prospectus supplement from the net proceeds anticipated from this offering without obtaining funds from alternative sources or using working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost, and the working capital generated by us may not be sufficient to fund any uses not financed by offering net proceeds. No assurance can be given to you that any funds will be invested in this offering other than your own.

As a holder of the Series D Preferred Stock, you will have extremely limited voting rights.

Your voting rights as a holder of Series D Preferred Stock will be limited. Our common stock is the only class of our securities that carries full voting rights. Voting rights for holders of the Series D Preferred Stock will exist primarily with respect to the ability to elect (together with the holders of other outstanding series of our preferred stock, or additional series of preferred stock we may issue in the future and upon which similar voting rights have been or are in the future conferred and are exercisable) two additional directors to our Board of Directors in the event that six quarterly dividends (whether or not declared or consecutive) payable on the Series D Preferred Stock are in arrears, and with respect to voting on amendments to our certificate of incorporation or certificate of designation for the Series D Preferred Stock (in some cases voting together with the holders of other outstanding series of our preferred stock as a single class) that materially and adversely affect the rights of the holders of Series D Preferred Stock (and other series of preferred stock, as applicable) or create additional classes or series of our stock that are senior to the Series D Preferred Stock, provided that in any event adequate provision of funds sufficient for redemption has not been made. Other than the limited circumstances described in this prospectus supplement, holders of Series D Preferred Stock will not have any voting rights.

We may terminate this Offering at any time during the Offering period.

We reserve the right to terminate this Offering at any time, regardless of the number of shares sold. In the event that we terminate this Offering at any time prior to the sale of all of the shares offered hereby, whatever amount of capital that we have raised at that time will have already been utilized by our company and no funds will be returned to subscribers.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $9,420,000 (assuming the sale of all units offered hereby (at the assumed public offering price of $2.25 per unit), after deducting the Lead Selling Agent fees and excluding offering expenses payable by us. This estimate excludes the proceeds, if any, from the exercise of warrants in this offering. If all of the warrants sold in this offering were to be exercised in cash at an exercise price of $3.375 per share, we would receive additional proceeds of approximately $15,000,000. We cannot predict when or if these warrants will be exercised. It is possible that these warrants may expire and may never be exercised.

Because this is a best-efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the selling agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus supplement.

Each 10% decrease in the number of units sold at the public offering price of $2.25 per unit, would decrease our net proceeds, after deducting estimated selling agent fees and excluding offering expenses payable by us, by approximately $942,000. For example, we estimate that our net proceeds from the sale of 50% of the units offered in this offering will be approximately $4,710,000. This estimate excludes the proceeds, if any, from the exercise of warrants in this offering.

We plan to use the net proceeds of this offering for general corporate and business purposes, including, but not limited to, new technology development, new machines-in-network, and potential acquisitions.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our product development team, the scale achieved by our sales and marketing team, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

DESCRIPTION OF SECURITIES

The following is a summary of the rights and preferences of our capital stock. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, any future related prospectus supplement and the certificate of designations relating to the securities, as applicable, our sixth amended and restated certificate of incorporation, (the “charter”) and our amended and restated bylaws (the “bylaws”) and the other documents we refer to for a more complete understanding of our capital stock. Copies of our charter and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Authorized Capital Stock

Our authorized capital stock consists of 90,000,000 shares of Common Stock and 60,0000,000 shares of Preferred Stock, par value $0.001 per share. Pursuant to the terms of our Sixth Amended and Restated Certificate of Incorporation, upon the declaration of effectiveness of a Form 8-A filed by the Company, all outstanding shares of Preferred Stock of the Company automatically convert into shares of our Common Stock. On May 17, 2023, we filed a Form 8-A in connection with the listing our Common Stock on Nasdaq, which was declared effective on the same date. At that time, all outstanding shares of at that time automatically converted into shares of Common Stock - and as such, the Company’s outstanding capital stock as of the date of March 31, 2024 solely consists of 31,633,995 shares of Common Stock.

Provisions of Note in Our Sixth Amended and Restated Certificate of Incorporation

Our Sixth Amended and Restated Certificate of Incorporation includes a forum selection provision that requires any claims against the Company by stockholders not arising under the federal securities laws to be brought in the Court of Chancery State in the state of Delaware. This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted this provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the Company.

The following is a description of the Sixth Amended and Restated Certificate of Incorporation, and reflects the terms of the Company’s authorized capital stock.

Anti-Takeover Effects of Our Sixth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our Sixth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain certain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Authorized but Unissued Capital Stock

We have authorized but unissued shares of Preferred Stock and Common Stock, and our Board of Directors may authorize the issuance of one or more series of Preferred Stock without stockholder approval. These shares could be used by our Board of Directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.

Limits on Stockholders’ ability to Call a Special Meeting

Our Amended and Restated Bylaws provide that special meetings of the stockholders may be called only by our Board of Directors, the President of the Company, or by one or more stockholders holding shares in the aggregate at least 67% of the issued and outstanding shares entitled to vote. This may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Common Stock

Voting Rights

Each holder of the Company’s Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. In addition, holders of our Common Stock are entitled to vote as a separate class for the election of two (2) directors of the Company’s Board of Directors. Holders of our Preferred Stock may not vote on the election of these directors.

Dividend Rights

Holders of Common Stock are entitled to receive dividends, as may be declared from time to time by the Board of Directors out of legally available funds as detailed in the Company’s certificate of incorporation. The Company has never declared or paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after this offering or in the foreseeable future.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Common Stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all debts and other liabilities of the Company. Holders of our Preferred Stock are entitled to a liquidation preference that is senior to holders of the Common Stock, and therefore would receive dividends and liquidation assets prior to the holders of the Common Stock.

Pre-Emptive Rights of our CEO

Benjamin Sexson, our CEO, is entitled to pre-emptive rights permitting him to preserve his vested equity position in the Company in the event of any additional issuances of Common Stock (or securities convertible into Common Stock), at a per-share price equal to the then current fair market value, as reasonably determined by the Board. Mr. Sexson does not intend to exercise this pre-emptive right in this offering.

Preferred Stock

As described above, the Company currently has no issued and outstanding shares of Preferred Stock.

Description of the Series D Preferred Stock to be Sold to the Public in Connection with this Offering

Ranking

The Series D Preferred Stock ranks, as to dividend rights and rights upon the Company’s liquidation, dissolution, or winding up, senior to all classes or series of the Company’s Common Stock.

The terms of the Series D Preferred Stock will not limit the Company’s ability to (i) incur indebtedness or (ii) issue additional equity securities that are on a parity to or junior in rank to shares of the Company’s Series D Preferred Stock as to distribution rights and rights upon the Company’s liquidation, dissolution or winding up.

Dividend Rate and Payment Dates

Holders of the Series D Preferred Stock will be entitled to receive, when and as declared by our Board of Directors, cumulative dividends at the rate of 8.00% of the $2.25 liquidation preference per share of the Series D Preferred Stock per year, i.e., $0.18 per year per share of the Series D Preferred Stock.

At the Company’s discretion, dividends may be paid in cash or in kind in the form of common stock of the Company equal to the closing price of common stock on the last day of the most recent calendar quarter.

Dividends on the Series D Preferred Stock will accumulate and be cumulative from, and including, the date of original issue by us of the Series D Preferred Stock. Dividends will be payable quarterly in arrears on or about the 15th day of January, April, July and October, beginning on or about October 15, 2024; provided that if any dividend payment date is not a business day, as defined in the certificate of designation for the Series D Preferred Stock, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the immediately preceding or next succeeding business day, and if paid on the next succeeding business day, no interest, additional dividends or other sums will accumulate on the amounts so payable for the period from and after that dividend payment date to the next succeeding business day. We refer to each such date as a Dividend Payment Date. The first dividend on the Series D Preferred Stock is scheduled to be paid on or about October 15, 2024, which will be for more than a full quarter and will cover the period from the first date we issue and sell the Series D Preferred Stock through, but not including,October 1, 2024.

Any dividend, including any dividend payable on the Series D Preferred Stock for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record of the Series D Preferred Stock as they appear in the Transfer Agent’s records at the close of business on the applicable record date, which will be the date that our Board of Directors designates for the payment of a dividend that is not more than 30 nor less than 10 days prior to the Dividend Payment Date, which we refer to as a Dividend Payment Record Date.

Our Board of Directors will not authorize, pay or set apart for payment by us any dividend on the Series D Preferred Stock at any time that:

●	the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits such authorization, payment or setting apart for payment;

●	the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, provides that such authorization, payment or setting apart for payment thereof would constitute a breach of, or a default under, such agreement; or

●	the law restricts or prohibits the authorization or payment.

Notwithstanding the foregoing, dividends on the Series D Preferred Stock will accumulate whether or not:

●	the terms and provisions of any of our agreements relating to our indebtedness prohibit such authorization, payment or setting apart for payment;

●	we have earnings;

●	there are funds legally available for the payment of the dividends; and

●	the dividends are authorized.

No interest, or sums in lieu of interest, will be payable in respect of any dividend payment or payments on the Series D Preferred Stock, which may be in arrears, and holders of the Series D Preferred Stock will not be entitled to any dividends in excess of the full cumulative dividends described above. Any dividend payment made on the Series D Preferred Stock shall first be credited against the earliest accumulated but unpaid dividends due with respect to those shares.

We will not pay or declare and set apart for payment any dividends or declare or make any distribution of cash or other property on common stock or other stock that ranks junior to or on parity with the Series D Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up or redeem or otherwise acquire common stock or other stock that ranks junior to or on parity with the Series D Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up (except (i) paying dividends on any shares of any class or series of capital stock issued by us in shares of common stock or in shares of any other class or series of capital stock issued by us ranking junior to the Series D Preferred Stock as to payment of dividends and the distribution of assets upon our voluntary or involuntary liquidation, dissolution and winding up, (ii) converting or exchanging any shares of any class or series of capital stock issued by us for common stock or other capital stock ranking junior to the Series D Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, or (ii) purchasing or acquiring shares of Series D preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series D Preferred Stock (collectively, the “Exceptions”)), unless we also have either paid or declared and set apart for payment (either in cash or in kind) full cumulative dividends on the Series D Preferred Stock for all past dividend periods.

Notwithstanding the foregoing, if we do not either pay or declare and set apart for payment full cumulative dividends on the Series D Preferred Stock and all stock that ranks on parity with the Series D Preferred Stock with respect to dividends, the amount which we have declared will be allocated pro rata to the holders of Series D Preferred Stock and to each equally ranked class or series of stock, so that the amount declared for each share of Series D Preferred Stock and for each share of each equally ranked class or series of stock is proportionate to the accrued and unpaid dividends on those shares. Any dividend payment made on the Series D Preferred Stock will first be credited against the earliest accrued and unpaid dividend

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of Series D Preferred Stock are entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $2.25 per share, plus an amount equal to any accumulated and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of shares of common stock or any other class or series of our equity stock ranking, as to liquidation rights, junior to the Series D Preferred Stock.

If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series D Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series D Preferred Stock, then the holders of the Series D Preferred Stock and each such other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series D Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Holders of Series D Preferred Stock will be entitled to written notice of any liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Stock will have no right or claim to any of our remaining assets..

Our consolidation, merger or conversion with or into any other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all our property and assets (which shall not, in fact, result in our voluntary or involuntary liquidation, dissolution or winding up and the distribution of our assets to stockholders), shall not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of the Company.

Optional Conversion

At any time, the Company’s Series D Preferred Stock is convertible into 1 (one) shares of the Company’s common stock at the option of the holder. The shares underlying the Series D Preferred Stock will be registered in this offering.

Mandatory Conversion

At any time after issuance upon the occurrence of any of the foregoing events, the Company shall have a right to direct the mandatory conversion of the Series D Preferred Stock: (a) a change in control, (b) if the closing price of the Common Stock closes at or above $3.375 per share for 10 consecutive trading days, or (c) if the Company consummates a firm commitment public offering of Common Stock for gross proceeds of at least $15 million at an offering price per share equal to or greater than $3.375.

Limited Voting Rights

Except as described below, holders of Series D Preferred Stock will generally have no voting rights. In any matter in which the Series D Preferred Stock may vote (as expressly provided herein, or as may be required by law), each share of Series D Preferred Stock shall be entitled to one vote.

If dividends on the Series D Preferred Stock are in arrears, whether or not declared, for six or more quarterly periods, whether or not these quarterly periods are consecutive, holders of Series D Preferred Stock and holders of all other classes or series of parity preferred stock with which the holders of Series D Preferred Stock are entitled to vote together as a single class, and are exercisable, voting together as a single class, will be entitled to vote, at a special meeting called by the holders of record of at least 10% of any series of preferred stock as to which dividends are so in arrears or at the next annual meeting of shareholders, for the election of two additional directors to serve on our Board of Directors until all dividend arrearages have been paid, whether in cash or in kind in Common Stock. If and when all accumulated dividends on the Series D Preferred Stock for all past dividend periods shall have been paid in full, holders of shares of Series D Preferred Stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and, unless outstanding shares of parity preferred stock remain entitled to vote in the election of preferred stock directors, the term of office of such preferred stock directors so elected will terminate and the number of directors will be reduced accordingly.

In addition, so long as any shares of Series D Preferred Stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least a majority of the outstanding shares of Series D Preferred Stock and each other class or series of parity preferred stock with which the holders of Series D Preferred Stock are entitled to vote together as a single class on such matter (voting together as a single class):

●	authorize, create or issue, or increase the number of authorized or issued number of shares of, any class or series of stock ranking senior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

●	amend, alter or repeal the provisions of our charter, including the terms of the Series D Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise, so as to materially and adversely affect the powers, privileges or special rights of the Series D Preferred Stock, except that, with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as the Series D Preferred Stock remains outstanding with the terms of the Series D Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity and the surviving entity may not be a corporation, the occurrence of such event will not be deemed to materially and adversely affect the powers, privileges or special rights of the Series D Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. Furthermore, if holders of shares of the Series D Preferred Stock receive the greater of the full trading price of the Series D Preferred Stock on the date of an event described in the second bullet point immediately above or the $2.25 per share of the Series D Preferred Stock liquidation preference plus all accrued and unpaid dividends (either in cash or in kind) thereon pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. If any event described in the second bullet point above would materially and adversely affect the rights, preferences, privileges or voting powers of the Series D Preferred Stock disproportionately relative to any other class or series of parity preferred stock, the affirmative vote of the holders of at least a majority of the outstanding shares of the Series D Preferred Stock, voting as a separate class, will also be required.

The following actions are not deemed to materially and adversely affect the rights, preferences, powers or privileges of the Series D Preferred Stock:

●	any increase in the total number of authorized shares of all capital stock or the total number of authorized shares of common stock or preferred stock, any increase or decrease in the number of authorized shares of Series D Preferred Stock, the issuance of additional shares of Series D Preferred Stock or, the creation or issuance of any other class or series of capital stock or, any increase in the number of authorized shares of any other class or series of capital stock, provided, in each case, such class or series capital stock ranks on parity with or junior to the Series D Preferred Stock with respect to the payment of dividends and the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up; or

●	the amendment, alteration or repeal or change of any provision of our certificate of incorporation, including the certificate of designation establishing the Series D Preferred Stock, as a result of a merger, consolidation, reorganization or other business combination, if the Series D Preferred Stock (or shares into which the Series D Preferred Stock have been converted in any successor entity to us) remain outstanding with the terms thereof materially unchanged.

Company Call and Stockholder Put Options

To and including the 180th day from final closing, we may, at our option, redeem the Series D Preferred Stock, in whole or in part, by paying a redemption price of $4.50 per share, plus any accrued and unpaid dividends to the date of redemption. Beginning on the 181st day after the final closing to, and but not including, the 3rd anniversary of the final closing the redemption price shall decrease to $3.938 plus any accrued and unpaid dividends to the date of redemption. From and after the third anniversary of the final closing, the redemption price shall be equal to 150% of the unit offering price ($3.375 per share), plus any accrued and unpaid dividends to the date of redemption. Correspondingly, beginning on the third anniversary of the final closing, each holder of shares of our Series D Preferred Stock shall have a right to put the shares of the Series D Preferred Stock held by such holder back to us at a put price equal to 150% of the original unit offering price ($3.375 per share).

Beneficial Ownership Limitation

Notwithstanding anything herein to the contrary, the Company shall not effect any conversion of Series D Preferred Stock and a holder shall not have the right to (i) convert any portion of Series D Preferred Stock, to the extent that, after giving effect to an attempted conversion set forth on an applicable conversion notice , such attempted conversion would result in the holder (together with such holder’s affiliates, and any other person whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable regulations of the Commission, including any “group” of which the holder is a member (the foregoing, “Attribution Parties”) beneficially owning a number of shares of Common Stock in excess of 19.99% (the “Beneficial Ownership Limitation”)

No Maturity, Sinking Fund or Mandatory Redemption

The Series D Preferred Stock has no maturity date and we are not required to redeem the Series D Preferred Stock at any time. Accordingly, the Series D Preferred Stock will remain outstanding indefinitely, except as otherwise described above under the above caption “Company Call and Stockholder Put Options.” The Series D Preferred Stock is not subject to any sinking fund.

Listing

The Series D Preferred Stock shall not be listed on a national securities exchange nor will it be quoted on a national quotation system.

Transfer Agent

The transfer agent and registrar for the Series D Preferred Stock is Equity Stock Transfer, LLC.

Common Stock Purchase Warrants to be Sold to the Public in Connection with this Offering

General. Each common stock purchase warrant is exercisable to purchase one share of Common Stock at an exercise price of $3.375 per share, which is a 150% premium over the unit price of the securities offered hereby. This exercise price will be adjusted if specific events, summarized below, occur. A holder of warrants will not be deemed a holder of the underlying stock for any purpose until the warrant is exercised.

Warrant Agent. The warrants will be issued in registered form under a warrant agency agreement between Equity Stock Transfer, LLC, as warrant agent, and us. The warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exercisability. The warrants are exercisable on after the 180th day after their original issuance and at any time up to the date that is the fifteen month anniversary of the date of this prospectus supplement. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Series D Preferred Stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Series D Preferred Stock purchased upon such exercise. If a registration statement registering the issuance of the shares of Series D Preferred Stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Series D Preferred Stock determined according to the formula set forth in the warrant. No fractional shares of Series D Preferred Stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Price. The price per share of Common Stock purchasable upon exercise of the warrants is $3.375 per share or 150% of the public offering price for each unit in this offering. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Redemption. Beginning 30 days after the date of this offering circular, the warrants will be redeemable at our option, in whole or in part, at a redemption price equal to $0.001 per warrant upon 30 days’ prior notice (which may be made via publication of a press release), at any time after the date on which the closing price of our common stock has equaled or exceeded $3.375 (150% of the public offering price of the units) for at least 30 consecutive trading days, provided we have a current and effective registration statement available covering the exercise of the warrants. Notice of redemption may be made via publication of a press release or any other lawful means. If notice of redemption is made via publication of a press release, no other form of notice or publication will be required. If we call the warrants for redemption, the holders of the warrants will then have to decide whether to sell warrants, exercise them before the close of business on the business day preceding the specified redemption date or hold them for redemption.

Adjustments in Certain Events. We will make adjustments to the terms of the warrants if certain events occur as described below. If prior to the exercise of any warrants, we effect one or more stock splits, stock dividends or other increases or reductions of the number of shares of our Series D Preferred Stock outstanding without receiving compensation therefor in money, services or property, the number of shares of Series D Preferred Stock subject to the warrants shall (i) if a net increase shall have been effected in the number of outstanding shares of Series D Preferred Stock, be proportionately increased, and the exercise price payable per share of Common Stock subject to the warrant shall be proportionately reduced, and, (ii) if a net reduction shall have been effected in the number of outstanding shares of Common Stock, be proportionately reduced and the exercise price payable per share of Common Stock subject to the warrant shall be proportionately increased. We may, in our sole discretion, lower the exercise price per share of Common Stock subject to the warrant at any time prior to the expiration date for a period of not less than 30 days.

In the event of a capital reorganization or reclassification of our Common Stock, the warrants will be adjusted so that thereafter each warrant holder will be entitled to receive upon exercise the same number and kind of securities that such holder would have received if the warrant had been exercised before the capital reorganization or reclassification of our Common Stock.

If we merge or consolidate with another corporation, or if we sell our assets as an entirety or substantially as an entirety to another corporation, we will make provisions so that warrant holders will be entitled to receive upon exercise of a warrant the kind and number of securities, cash or other property that would have been received as a result of the transaction by a person who was our stockholder immediately before the transaction and who owned the same number of shares of Common Stock for which the warrant was exercisable immediately before the transaction. No adjustment to the warrants will be made, however, if a merger or consolidation does not result in any reclassification or change in our outstanding Common Stock.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Series D Preferred Stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock until the holder exercises the warrant.

Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, the Company shall not effect any exercise of any warrant, and a holder shall not have the right exercise any Common Stock Purchase Warrant, to the extent that, after giving effect to an attempted conversion set forth on an applicable exercise notice, such attempted exercise would result in the holder (together with such holder’s affiliates, and any other person whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the Commission, including any Attribution Parties beneficially owning a number of shares of Common Stock in excess of the Beneficial Ownership Limitation.

DILUTION

Purchasers of our Common Stock, which is issuable upon conversion of the Series D Preferred Stock and upon exercise of the warrants contained in the units, will experience an immediate dilution of the net tangible book value per share of our common stock. The net tangible book value of our common stock as of March 31, 2024 was approximately $9.73 million, or approximately $0.31 per share. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities divided by the total number of shares of our common stock outstanding.

Dilution per share of common stock represents the difference between the amount paid by purchasers of units in this offering and the net tangible book value per share of our Common Stock immediately following the completion of this Offering.

After giving effect to the assumed sale of 4,444,445 units in the Offering at the subscription price of $2.25 per unit, paid in cash, and assuming immediate conversion of all shares of the Series D Preferred Stock and no exercise of the Warrants, after deducting our estimated offering expenses payable by us, our pro forma net tangible book value as of March 31, 2024 would have been approximately $18.99 million or approximately $0.53 per share. This represents an immediate increase in pro forma net tangible book value of approximately $0.22 per share to our existing stockholders and an immediate dilution in pro forma net tangible book value of approximately $1.72 per share to purchasers in this offering, as illustrated by the following table:

Assumed public offering price per unit		$2.25
Net tangible book value per share as of March 31, 2024	$0.31
Increase in pro forma net tangible book value per unit after this offering	$0.22
Pro forma as adjusted net tangible book value per unit as of March 31, 2024, after giving effect to this offering		$0.53
Dilution per unit to new investors participating in this offering		$1.72

The discussion of dilution, and the table quantifying it, assume no exercise of the warrants exercisable into shares of Common Stock issued during this Offering, or other potentially dilutive securities. The exercise of potentially dilutive securities having an exercise price less than the effective price paid per share of Common Stock issuable upon conversion or exercise of the Series D Preferred Stock and Warrants, respectively, would increase the dilutive effect to new investors.

The foregoing discussion and table above is based on 31,663,995 shares of Common Stock outstanding as of March 31, 2024 and excludes the following potentially dilutive securities as of June 25 , 2024:

●	Outstanding stock options (which includes unvested stock options) of the Company exercisable into 4,899,202 shares of common stock

●	36,380 shares of common stock sold pursuant to the Stock Purchase Agreement, dated July 19, 2024, between the Company and B. Riley Principal Capital, II LLC.

DIVIDEND POLICY

Dividends on the Series D Preferred Stock will be cumulative and payable quarterly in arrears to all holders of record on the applicable record date. Holders of our Series D Preferred Stock will be entitled to receive cumulative dividends in the amount of $0.18 per share each quarter, which is equivalent to the annual rate of 8.00% of the $2.25 per share Series D Preferred Stock liquidation preference. Dividends on shares of our Series D Preferred Stock will continue to accrue even if any of our agreements prohibit the current payment of dividends or we do not have earnings. Dividends may be paid in cash or in kind in the form of Common Stock of the Company equal to the closing price of Common Stock on the last day of the quarter at the Company’s sole discretion, such to applicable law.

At this time, we anticipate that dividends for our Series D Preferred Stock are more likely to be paid in kind than in cash. In such an event as they are paid in cash, the anticipated source of funds to pay the cumulative dividends for our Series D Preferred Stock in cash will be from cash on hand, net operating income, and retained earnings. We are uncertain whether we will be able to achieve profitability or pay dividends with our net operating income for the foreseeable future. While we anticipate that funds raised in this offering may advance the technology closer to commercialization if the funds raised are used in a manner consistent with the use of proceeds described in this prospectus supplement, we may never obtain FDA clearance to market our products. Furthermore, our market is highly competitive and requires significant capital to achieve profitable revenues. We do not expect to achieve net operating income or to increase retained earnings for the foreseeable future and expect to remain dependent on outside capital raises to fund operations.

We have never declared dividends or paid cash dividends on our Common Stock. Our board of directors will make any future decisions regarding dividends. We currently intend to retain and use any future earnings for the development and expansion of our business and, other than as indicted above with respect to the Series D Preferred Stock, we do not anticipate paying any cash dividends in the near future. Our board of directors has complete discretion on whether to pay cash dividends or issue additional shares of Common Stock as dividends on the Series D Preferred Stock. Even if our board of directors decides to pay additional dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

PLAN OF DISTRIBUTION

The Company is offering up to 4,444,445 units at a price of $3.50 per unit. Each unit consists of one share of our Series D Preferred Stock and one common stock purchase warrant to purchase one share of our Common Stock, for a total of 4,444,445 shares of our Series D Preferred Stock and 4,444,445 warrants to purchase up to an aggregate of 4,444,445 shares of our Common Stock (which includes 4,444,445 conversion shares of Common Stock underlying the shares of Series D Preferred Stock, shares of our common stock underlying the PIK dividends on Series D Preferred Stock, and the 4,444,445 warrant shares) on a “best efforts” basis. The minimum permitted purchase is generally $1,350 (or 600 units) but purchases of less than $1,350 may be made in the Company’s sole discretion.

The Company intends to market the units in this offering through both online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our prospectus supplement on an online investment platform. This prospectus supplement will be furnished to prospective investors via download 24 hours per day, 7 days per week on the Company’s website (www.monogramtechnologies.com) on a landing page that relates to the offering.

This offering will terminate at the earliest of the date at which the maximum offering amount has been sold, one year from the date of this prospectus supplement, or the date at which the offering is earlier terminated by the Company, in its sole discretion.

The Company intends to complete multiple closings in this offering. After each closing, funds tendered by investors will be available to the Company.

Engagement Agreement with Digital Offering

We are currently party to an engagement agreement dated March 1, 2024 with Digital Offering, LLC (“Digital Offering” or the “Lead Selling Agent”). Digital Offering has agreed to act as our Lead Selling Agent for the offering. Digital Offering has made no commitment to purchase all or any part of the units being offered but has agreed to use its best efforts to sell such units in the offering. As such, Digital Offering is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Digital Offering is under no obligation to purchase any of the units or arrange for the sale of any specific number or dollar amount of the units. The term of the engagement agreement began on March 1, 2024 and will continue until the earliest to occur of: (a) the date that either party gives the other at least ten (10) days written notice of the termination of the engagement agreement, which termination may occur with or without cause, (b) December 31, 2024, and (c) the date that the offering is consummated (such applicable date, the “Termination Date”). The engagement agreement provides that Digital Offering may engage other Financial Industry Regulatory Authority (“FINRA”) member broker-dealers that are registered with the Commission to participate as soliciting dealers for this offering. We refer to these other broker-dealers as soliciting dealers or members of the selling group. Upon engagement of any such soliciting dealer, Digital Offering will be permitted to re-allow all or part of its fees and expense allowance as described below. Such soliciting dealer will also be entitled to receive the benefits of our engagement agreement with Digital Offering, including the indemnification rights arising under the engagement agreement upon their execution of a soliciting dealer agreement with Digital Offering that confirms that such soliciting dealer is so entitled.. We will not be responsible for paying any placement agency fees, commissions or expense reimbursements to any soliciting dealers retained by Digital Offering. None of the soliciting dealers is purchasing any of the units in this offering or is required to sell any specific number or dollar amount of the units, but will instead arrange for the sale of units to investors on a “best efforts” basis, meaning that they need only use their best efforts to sell the units. In addition to the engagement agreement, we plan to enter into a definitive selling agency agreement with Digital Offering prior to the commencement of the offering.

Offering Expenses

We are responsible for all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including those charged by FINRA; and (iv) all of the legal fees related to FINRA clearance. We have agreed to reimburse Digital Offering for its reasonable and documented legal costs up to a maximum of $75,000, $25,000 of which has been paid to date. Notwithstanding the foregoing, the advance received by Digital Offering and discussed above will be reimbursed to us to the extent not actually incurred, in compliance with FINRA Rule 5110(g)(4)(a). Total offering expenses, not including commissions payable to the Lead Agent, are currently estimated to be approximately $165,000.

currently estimated S-24

Reimbursable Expenses in the Event of Termination

In the event the offering does not close or the selling agency agreement is terminated for any reason, we have agreed to reimburse Digital Offering for all unreimbursed, reasonable, documented, out-of-pocket fees, expenses, and disbursements, including its legal fees.

Other Expenses of the Offering

The Company has retained DealMaker Reach LLC (“Reach”) for marketing and advisory services. Reach, an affiliate of DealMaker Securities, LLC, will consult and advise on the design and messaging on creative assets, website design and implementation, paid media and email campaigns, advise on optimizing the Company’s campaign page to track investor progress, and advise on strategic planning, implementation, and execution of Company’s capital raise marketing budget. The Company will pay Reach a monthly fee of $12,000 in cash up to a maximum of $48,000. We have also paid Reach a $30,000 launch fee. This launch fee received by Reach will be reimbursed to us to the extent not actually incurred, in compliance with FINRA Rule 5110(g)(4)(a). To the extent services under this agreement are commenced in advance of a FINRA no objection letter being received by us, such amounts shall be considered an advance against accountable expenses anticipated to be incurred, and fully refunded to extent not actually incurred, in compliance with FINRA Rule 5110(g)(4)(a). A maximum of $36,000 or three months of account management fees are payable prior to a no objection letter being received.

The Company has also engaged, through its agreement with Reach, Novation Solutions Inc. operating as DealMaker (“DealMaker”), an affiliate of DealMaker Securities, LLC, to create and maintain the online subscription processing platform for the offering. The offering will be conducted using DealMaker’s online subscription processing platform through the Company’s website at www.monogramtechnologies.com, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make purchase price payments through a third-party processor by ACH debit transfer, wire transfer or credit card. Payment processing fees for credit cards up to 3.5% shall be paid by the Company. Novation Solutions, Inc. will receive $2,000 per month and $30 per investor. Such fees shall be covered by Digital Offering.

Selling Agents’ Commission

We have agreed that the definitive selling agency agreement will provide for us to pay a commission of 5.80% of the gross proceeds received by us in the offering in the event the Company raises more than $6 million, which shall be allocated by Digital Offering to members of the selling group and soliciting dealers in its sole discretion (we sometimes refer to Digital Offering and such members and dealers collectively as the “Selling Agents”). In the event the Company raises less than $6 million in gross proceeds, we to pay a commission of 4.50% of the gross proceeds received by us in the offering.

The following table shows the total commissions payable to Digital Offering on a per-share basis in connection with this offering, assuming a fully subscribed offering.

Per Share
Public offering price	$2.25
Digital Offering commission (5.80%)*	$0.1305
Proceeds, before expenses, to us, per share	$2.1195

*Assuming a fully subscribed offering, Digital Offering would receive total commissions of $870,000

Pricing of the Offering

Prior to the offering, there has been no public market for the units, shares of Series D Preferred Stock, or the warrants. The offering price has been determined by negotiation between us and Digital Offering. The principal factors considered in determining the initial public offering price include:

●	the information set forth in this prospectus supplement and otherwise available to Digital Offering;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	an assessment of our management;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded Common Stock of generally comparable companies; and

●	other factors deemed relevant by Digital Offering and us.

Indemnification and Control

We have agreed to indemnify the Lead Selling Agent, its affiliates and controlling persons and members of the selling group against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the Lead Selling Agent, its affiliates and controlling persons as may be required to make in respect of these liabilities.

The Lead Selling Agent and its affiliates are engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Lead Selling Agent and its affiliates may in the future perform various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

Our Relationship with the Lead Selling Agent

In the ordinary course of their various business activities, Digital Offering and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. Digital Offering and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Procedures for Subscribing

Investors may subscribe through ir.monogramtechnologies.com by tendering funds by wire, credit, or debit card or ACH transfer to the escrow account to be set up at Enterprise Bank. Tendered funds will remain in escrow until a closing has occurred. Upon each closing, funds tendered by investors will be made available to the Company for its use. The Company will not cover credit card fees on behalf of investors.

Procedures for subscribing directly through the Company’s website

The subscription procedure is summarized as follows:

1.	Go to the www.monogramtechnologies.com website and click on the “Invest Now” button;

2.	Complete the online investment form;

3.	Deliver funds directly by wire, debit card, credit card or electronic funds transfer via ACH to the specified escrow account;

4.	Once funds or documentation are received an automated anti-money laundering ("AML") check will be performed to verify the identity and status of the investor;

5.	Once AML is verified, investor will electronically receive, review, execute and deliver to us a Subscription Agreement. Investors will be required to complete a subscription agreement in order to invest.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the Enterprise Trust Escrow Account or such other selected dealer designated escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the subscribed for units at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Minimum Offering Amount

There is no minimum offering amount in this offering and we may close on any funds that we receive. Potential investors should be aware that there can be no assurance that any other funds will be invested in this offering other than their own funds.

Settlement Procedures

The Company has engaged Equity Stock Transfer, LLC, a registered transfer agent with the Commission, who will serve as transfer agent to maintain stockholder information on a book-entry basis.

Suitability

In recommending to a potential investor the purchase of Series D Preferred Stock, each participating broker-dealer shall have a reasonable basis to believe that the purchase is suitable for the investor, based on the information obtained through the reasonable diligence of the member or associated person to ascertain the investor’s investment profile. Further, the participating broker-dealer must have reasonable grounds to believe that the information contained in the subscription agreement, if using DTC Settlement, is true and correct in all material respects to such investor and that such investor will be acquiring Series D Preferred Stock for investment and not with a view towards distribution.

In making this determination, the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, investment time horizon, income, net worth, financial situation, other investments, liquidity needs, risk tolerance and other pertinent information. Each investor should be aware that the participating broker-dealer will be responsible for determining whether this investment is appropriate for the investor’s portfolio. However, the investor is required to represent and warrant in the subscription agreement or, if placing an order through your registered representative not through a subscription agreement in connection with a DTC Settlement, to the registered representative, that you have received a copy of this prospectus and have had sufficient time to review this prospectus. Those selling shares on our behalf, including participating broker-dealers, and registered investment advisers recommending the purchase of shares in this Offering shall maintain records of the information used to determine that an investment in the Series D Preferred Stock is suitable and appropriate for an investor. Those records are required to be maintained for a period of at least six years.

Regulation Best Interest

Pursuant to Regulation Best Interest under the Exchange Act (“Reg BI”), participating broker-dealers must comply with, among other requirements, certain standards of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. A retail customer is any natural person, or the legal representative of such person, who receives a recommendation of any securities transaction or investment strategy involving securities from a broker-dealer and uses the recommendation primarily for personal, family, or household purposes. Reg BI includes the general obligation that a participating broker dealer and its associated persons act in the best interest of retail customers when recommending any securities or investment strategy, without placing the financial or other interests of the broker-dealer ahead of the retail customer. This enhances the previous “suitability” standard of care applicable to recommendations.

To satisfy the general Reg BI obligation, the broker-dealer must meet four component obligations:

● Disclosure Obligation: The participating broker-dealer must provide certain required disclosures before or at the time of the recommendation about the recommendation and the relationship between the broker-dealer and its retail customer. The disclosure includes a customer relationship summary on Form CRS, which is intended to summarize key information for you about the participating broker dealer and your relationship with that broker-dealer. The participating broker-dealer’s disclosures to you, including those made through their Form CRS, are different and are separate from the disclosures we provide to investors in this prospectus, which contains information regarding this offering and our company.

● Care Obligation: The participating broker-dealer must exercise reasonable diligence, care, and skill in making the recommendation.

● Conflict of Interest Obligation: The participating broker-dealer must establish, maintain, and enforce written policies and procedures reasonably designed to address conflicts of interest.

● Compliance Obligation: The participating broker-dealer must establish, maintain, and enforce written policies and procedures reasonably designed to achieve compliance with Reg BI.

As a part of the Care Obligation described above, broker-dealers evaluate reasonably available alternatives in the best interest of their clients. There are likely less costly alternatives to use that are reasonably available to you, through your broker-dealer or otherwise, and those alternatives may have a lower investment risk. Under Reg BI, participating broker-dealers must consider whether such alternatives are in the best interests of their clients. You should ask your broker-dealer or other financial professional about what reasonable alternatives exist for you, and how our offering compares to other types of investments that may have lower costs, complexities, and/or risks and may be available for lower or no commission. This standard is different than the quantitative suitability standards required for an investment in the shares of our Series D Preferred Stock and enhances the broker-dealer standard of conduct beyond existing suitability obligations when dealing with a retail customer as described above.

In addition to Reg BI, certain states, including Massachusetts, have adopted or may adopt state-level standards that seek to further enhance the broker-dealer standard of conduct to a fiduciary standard for all broker-dealer recommendations made to retail customers in their states. In comparison to the standards of Reg BI, the Massachusetts fiduciary standard, for example, requires broker-dealers to adhere to the duties of utmost care and loyalty to customers. The Massachusetts standard requires a broker-dealer to make recommendations without regard to the financial or any other interest of any party other than the retail customer, and that broker-dealers must make all reasonably practicable efforts to avoid conflicts of interest, eliminate conflicts that cannot reasonably be avoided, and mitigate conflicts that cannot reasonably be avoided or eliminated. The impact of Reg BI and state fiduciary standards on participating broker-dealers cannot be determined at this time, as little administrative or case law exists under Reg BI and state fiduciary standards and the full scope of their applicability is uncertain and are subject to evolving regulatory guidance.

No Selling Security holders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of shares of Series D Preferred Stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or shares of Series D Preferred Stock where action for that purpose is required. Accordingly, shares of Series D Preferred Stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any other offering material or advertisements in connection with shares of Series D Preferred Stock may be distributed or published, in or from any non-U.S. jurisdiction except in compliance with any applicable rules and regulations of any such non-U.S. jurisdiction. The Lead Selling Agent, participating Selling Agents and their respective affiliates may arrange to sell the shares of Series D Preferred Stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

LEGAL MATTERS

Certain legal matters, including the validity of the offered securities, will be passed upon for us byby Duane Morris LLP. Bevilacqua PLLC is acting as counsel for the Lead Selling Agent in connection with this offering.

EXPERTS

The financial statements of Monogram Technologies Inc. as of December 31, 2023 and 2022 and for the years then ended incorporated in this prospectus supplement by reference to its Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by Fruci & Associates II, PLLC, an independent registered public accounting firm, as set for in their report thereon appearing elsewhere herein and are included in reliance on such report given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available at the SEC’s web site at www.sec.gov.

We also maintain a website at www.monogramtechnologies.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus supplement and the accompanying prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below (File No. 001-41707):

●	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 14, 2024;

●	Our Current Reports on Form 8-K, filed with the SEC on March 15, 2024 (but only the second Current Report on Form 8-K filed on such date), April 18, 2024, May 1, 2024 (excluding the information and related exhibit furnished pursuant to Item 7.01), and May 15, 2024; and

●	The description of our securities contained in our Registration Statement on Form 8-A filed on May 17, 2023, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information that is (or is deemed to be) furnished to and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement or the accompanying prospectus is deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus supplement and the accompanying prospectus.

You should not assume that the information in this prospectus supplement or any document incorporated by reference herein is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that is incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference therein. Requests for such documents should be directed to:

Monogram Technologies Inc.

3913 Todd Lane

Austin, TX 78744

You may also access these documents on our website, www.monogramtechnologies.com. The information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement, the accompanying prospectus, or the registration statement of which they form a part.

PROSPECTUS

MONOGRAM TECHNOLOGIES INC.

$100,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS TO PURCHASE COMMON STOCK, PREFERRED STOCK

UNITS

We may offer and sell from time to time our shares of common stock, shares of preferred stock, warrants and rights to purchase common stock, preferred stock or units, as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate offering price of up to $100,000,000.

This prospectus provides a general description of the securities we may offer. Each time we decide to offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus.

This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, are eligible for reduced public company reporting requirements. See “Summary - Implications of Being a Smaller Reporting Company.”

Our common stock is listed on The Nasdaq Capital Market under the symbol “MGRM.” On May 31, 2024, the last reported sale price of our common stock was $1.99.

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                              , 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate offering price of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the type or series of securities offered and the terms of that offering.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

This prospectus does not contain all of the information included in the registration statement of which this prospectus forms a part. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. This prospectus, together with any prospectus supplement or free writing prospectus that we subsequently authorize for use in connection with this offering and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, any prospectus supplement or free writing prospectus that we subsequently authorize for use in connection with this offering, the information and documents incorporated herein by reference and the additional information under the headings “Where You Can Find More Information” and "Incorporation of Documents by Reference" before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus, or in any prospectus supplement or free writing prospectus that we subsequently authorize for use in connection with this offering. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus, or any related prospectus supplement or free writing prospectus, is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or such prospectus supplement or free writing prospectus, or any sale of a security.

We are not offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities hereunder and the distribution of this prospectus outside the United States.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various sources, including peer reviewed journals, formal presentations at medical and scientific society meetings and third-parties commissioned by us or our licensors to provide market research and analysis, and is subject to a number of assumptions and limitations. Although we are responsible for all of the disclosure contained in this prospectus and we believe the information from industry publications and other third-party sources included in this prospectus is reliable, such information is inherently imprecise. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors.

To the extent there are inconsistencies between this prospectus, any related prospectus supplement or free writing prospectus, and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “Monogram,” “Monogram Technologies,” “the Company,” “we,” “us,” “our” and similar terms refer to Monogram Technologies Inc. When we refer to “you” we mean potential holders of the securities we may offer under this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

About Monogram Technologies Inc.

Monogram Technologies Inc. was incorporated under the laws of the State of Delaware on April 21, 2016, as “Monogram Arthroplasty Inc.” On March 27, 2017, the Company changed its name to “Monogram Orthopaedics Inc.” On May 15, 2024, the Company changed its name to “Monogram Technologies Inc.” Monogram Technologies is an AI-driven robotics company focused on improving human health, with an initial focus on orthopedic surgery. The Company is developing a product solution architecture to enable patient-optimized orthopedic implants at scale by combining 3D printing, advanced machine vision, AI and next-generation robotics.

Monogram's mBôs precision robotic surgical system is designed to autonomously execute optimized paths for high-precision insertion of its FDA-cleared mPress press-fit implants. The goal is well balanced better-fitting bone sparing knee replacements. The Company initially intends to produce and market robotic surgical equipment and related software, orthopedic implants, tissue ablation tools, navigation consumables, and other miscellaneous instrumentation necessary for reconstructive joint replacement procedures. Other clinical and commercial applications for the mBôs with mVision navigation are also being explored.

Monogram has obtained FDA clearance for mPress implants. Monogram currently plans to apply for 510(k) clearance for its robotic products in the second half of 2024. The Company is required to obtain FDA clearance before it can market its products. Monogram cannot estimate the timing or assure the ability to obtain such clearances.

The Company believes that its mBôs precision robotic surgical assistants, which combine AI and novel navigation methods (mVision), will enable more personalized knee implants for patients, resulting in well balanced better-fitting knee replacements with bone sparing implants. Monogram anticipates that there may be other clinical and commercial applications for its navigated mBôs precision robot and mVision navigation.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenue exceeds $100 million during such completed fiscal year, or (ii) the market value of our common stock held by non-affiliates exceeds $700 million, regardless of our annual revenue, as of the end of that year’s second fiscal quarter.

Additional Information

For additional information related to our business and operations, please refer to the annual and quarterly reports incorporated herein by reference, as described under the caption “Incorporation of Documents by Reference” on page 25 of this prospectus.

Corporate Information

Monogram Technologies Inc. was incorporated under the laws of the State of Delaware on April 21, 2016. Our offices are located at 3913 Todd Lane, Suite 307, Austin, TX 78744. Our Company website is www.monogramtechnologies.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2023, and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain or incorporate by reference forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements, including statements regarding our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management. Forward-looking statements, in some cases, can be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” project,” “target,” “tend to,” or the negative version of these words and similar expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the heading “Risk Factors” contained or incorporated in this prospectus and in any related prospectus supplement or free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements contained or incorporated in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Given these uncertainties, you should not place undue reliance on any forward-looking statement. The following factors are among those that may cause such differences:

•	our current views with respect to our business strategy, business plan and research and development activities the progress of our product development programs, including clinical testing and the timing of commencement and results thereof;
•	our ability to protect our intellectual property and to develop, maintain and enhance a strong brand;
•	our projected operating results, including research and development expenses;
•	our ability to obtain 510(k) clearance;
•	our ability to advance our technologies into product candidates;
•	our ability to obtain additional funding via the sale of equity and/or debt securities, a strategic transaction or otherwise;
•	our enhancement and consumption of current resources along with ability to obtain additional funding;
•	our current view regarding general economic and market conditions, including our competitive strengths;
•	uncertainty and economic instability resulting from conflicts, military actions, terrorist attacks, natural disasters, public health crises, including the occurrence of a contagious disease or illness such as the COVID-19 pandemic, cyber-attacks and general instability;
•	our ability to meet the continued listing standards of Nasdaq;
•	assumptions underlying any of the foregoing; and
•	any other statements that address events or developments that we intend or believe will or may occur in the future.

These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those set forth in Part I, Item 1A – “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023, and any risks contained in any other documents incorporated by reference herein. Any forward-looking statement in this prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, industry, and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus and the documents incorporated by reference may also contain estimates, projections, and other information concerning our industry, our business, and the markets for certain technologies, including data regarding the estimated size of those markets, their projected growth rates, and the incidence of certain medical conditions. Information that is based on estimates, forecasts, projections, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies, and similar data prepared by third parties, industry, medical and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including working capital, operating expenses and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. We intend to invest the net proceeds to us from the sale of securities offered hereby that are not used as described above in short-term, investment-grade, interest-bearing instruments.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

All securities we may offer, other than shares of our common stock, may be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities. There is currently no market for any of the securities we may offer hereby, other than our common stock which is listed on the Nasdaq Capital Market. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We have no current plans for listing of the preferred stock, debt securities, warrants, rights or units on any securities exchange or quotation system; any such listing with respect to any particular preferred stock, debt securities, warrants, rights or units will be described in the applicable prospectus supplement or other offering materials, as the case may be.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

DESCRIPTION OF CAPITAL STOCK

The following description of capital stock summarizes certain provisions of our Sixth Amended and Restated Certificate of Incorporation (the “certificate of incorporation”) and our Amended and Restated Bylaws (the “Amended and Restated Bylaws”). The description is intended as a summary, and is qualified in its entirety by reference to our certificate of incorporation and our Amended and Restated Bylaws, copies of which have been filed as exhibits to the registration statement, of which this prospectus forms a part. This summary below is also qualified by provisions of applicable law.

Our authorized capital stock consists of 90,000,000 shares of Common Stock, par value $0.001 per share, and 60,0000,000 shares of Preferred Stock, par value $0.001 per share.

The Company’s outstanding capital stock as of the date of May 31, 2024 solely consists of 31,670,375 shares of Common Stock.

Common Stock

Voting Rights

Each holder of the Company’s Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors.

Dividend Rights

Holders of Common Stock are entitled to receive dividends, as may be declared from time to time by the Board of Directors out of legally available funds as detailed in the Company’s certificate of incorporation. The Company has never declared or paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after this offering or in the foreseeable future.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Common Stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all debts and other liabilities of the Company. Holders of our Preferred Stock are entitled to a liquidation preference that is senior to holders of the Common Stock, and therefore would receive dividends and liquidation assets prior to the holders of the Common Stock.

Pre-Emptive Rights of our CEO

Benjamin Sexson, our CEO, is entitled to pre-emptive rights permitting him to preserve his vested equity position in the Company in the event of any additional issuances of Common Stock (or securities convertible into Common Stock), at a per-share price equal to the then current fair market value, as reasonably determined by the Board. Mr. Sexson does not intend to exercise this pre-emptive right in this offering.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equity Stock Transfer, LLC, with offices at 237 W 37th St. #602, New York, New York 10018.

Stock Exchange Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “MGRM.”

Provisions of Note in Our Sixth Amended and Restated Certificate of Incorporation

Our Sixth Amended and Restated Certificate of Incorporation includes a forum selection provision that requires any claims against the Company by stockholders not arising under the federal securities laws to be brought in the Court of Chancery State in the state of Delaware. This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted this provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the Company.

The following is a description of the Sixth Amended and Restated Certificate of Incorporation, and reflects the terms of the Company’s authorized capital stock.

Anti-Takeover Effects of Our Sixth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our Sixth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain certain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Authorized but Unissued Capital Stock

We have authorized but unissued shares of Preferred Stock and Common Stock, and our Board of Directors may authorize the issuance of one or more series of Preferred Stock without stockholder approval. These shares could be used by our Board of Directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.

Limits on Stockholders’ ability to Call a Special Meeting

Our Amended and Restated Bylaws provide that special meetings of the stockholders may be called only by our Board of Directors, the President of the Company, or by one or more stockholders holding shares in the aggregate at least 67% of the issued and outstanding shares entitled to vote. This may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 60,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, no shares of our preferred stock were outstanding or designated. The following summary of certain provisions of our preferred stock does not purport to be complete. You should refer to our Sixth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

Our board of directors may, from time to time, direct the issuance of shares of preferred stock in one or more series and may, with respect to such series, fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of shares of preferred stock may provide that such shares may be exchanged for shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Company and may also provide for the redemption or purchase of such shares by the Company.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of that series of preferred stock in the prospectus supplement for such offering and will file a copy of the amended and restated certificate of incorporation or the certificate of designations establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference, if any, per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company; and

•	any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our company.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	the aggregate principal amount and any limit on the amount that may be issued;

•	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

•	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositories, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

Outstanding Warrants

None.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants, rights or purchase contacts for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL MATTERS

Duane Morris LLP, New York, New York, will pass upon certain legal matters in connection with the offering and validity of the securities offered by this prospectus.

EXPERTS

The financial statements of Monogram Technologies Inc. as of December 31, 2023 and 2022 and for the two years in the period ended December 31, 2023 incorporated in its Registration Statement on Form S-3 by reference to its Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by Fruci & Associates II, PLLC, an independent registered public accounting firm, as set for in their report thereon appearing elsewhere herein and are included in reliance on such report given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, such as our company, that file documents electronically with the SEC. Our SEC filings are available to the public at the SEC’s website address at http://www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to the SEC’s website or any other website are inactive textual references only.

We also maintain a website at www.monogramtechnologies.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

This prospectus is only part of a registration statement on Form S-3 that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with the SEC rules and regulations. You should review the information in and schedules and/or exhibits to the registration statement for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus concerning any document we filed as an exhibit or schedule to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. This prospectus incorporates by reference the documents listed below:

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 14, 2024;

•	Our Current Report on Form 8-K, filed with the SEC on March 15, 2024, March 15, 2024, April 18, 2024, May 1, 2024, and May 15, 2024; and

•	The description of our securities contained in our Registration Statement on Form 8-A filed on May 17, 2023, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing such reports and other documents (excluding any information in such documents furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and any exhibit furnished with such reports that is related to those items). We also specifically incorporate by reference into this prospectus all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of the registration statement (excluding any information in such documents that is furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and any exhibit furnished with such reports that is related to those items).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request and at no cost to the requester, a copy of any or all reports or documents that are incorporated by reference into this prospectus, but not delivered with the prospectus. Such written or oral requests should be directed to:

Monogram Technologies Inc.

3913 Todd Lane

Austin, TX 78744

You may also access these documents on our website, www.monogramtechnologies.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Up to 4,444,445 units

Monogram Technologies Inc.

Each unit consisting of one share of 8.00% Series D Convertible Cumulative Preferred Stock

(the “Series D Preferred Stock”) and one Common Stock Purchase Warrant

4,444,445 shares of common stock issuable upon conversion of the Series D Preferred Stock;

shares of common stock underlying the PIK dividends on the Series D Preferred Stock; and

up to 4,444,445 shares issuable upon exercise of the warrants

PROSPECTUS SUPPLEMENT

June 26, 2024